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SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.          )

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Filed by a Party other than the Registrant ☐
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☐	Preliminary Proxy Statement
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☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12
STYLECLICK, INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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STYLECLICK, INC.
111 E. WACKER DRIVE, CHICAGO, ILLINOIS 60601

December 2, 2002

Dear Stockholder:

        You are cordially invited to attend the 2002 Annual Meeting of Stockholders of Styleclick, Inc. It will be held on Friday, December 20, 2002 at 11:00 a.m., at Le Parker Meridien, 118 W. 57th Street, New York, New York 10019.

        The matters on the agenda for the meeting are set forth in the attached Notice of Annual Meeting of Stockholders. In addition to the agenda items, there will be a report on operations and an opportunity for questions. We have also included the Annual Report for the 2001 fiscal year.

        We hope you can attend the meeting. Whether or not you can attend, it is important that you sign, date and return your proxy as soon as possible. If you decide to attend the meeting, you may vote in person if you desire, even if you previously mailed your proxy card. Your vote, regardless of the number of shares you own, is important. We urge you to indicate your approval by voting FOR the matters indicated in the Notice.

        On behalf of the Board of Directors, we thank you for your ongoing involvement and support.

Sincerely,

Michael Adler Chief Executive Officer and Chief Financial Officer

STYLECLICK, INC.
111 E. WACKER DRIVE CHICAGO, ILLINOIS 60601

NOTICE OF 2002 ANNUAL MEETING OF STOCKHOLDERS

TO THE STOCKHOLDERS OF STYLECLICK, INC.:

        Notice is hereby given that the 2002 Annual Meeting of Stockholders (the "Annual Meeting") of Styleclick, Inc. (the "Company") will be held on Friday, December 20, 2002 at 11:00 a.m., at Le Parker Meridien, 118 W. 57th Street, New York, New York 10019 for the following purposes:

  1.
  To elect the Company's Board of Directors for the ensuing year to serve until the next Annual Meeting of Stockholders and thereafter until their respective successors are elected and have been qualified;

  2.
  To ratify the appointment by the Board of Directors of Ernst & Young LLP as independent auditors for the Company and its subsidiaries for the year ending December 31, 2002; and

  3.
  To transact such other business as may properly come before the Annual Meeting and any postponement or adjournment thereof.

        The record date for purposes of determining stockholders entitled to receive notice of and to vote at the 2002 Annual Meeting is the close of business on November 22, 2002. Only stockholders of record as of that time are entitled to such notice and to vote at the Annual Meeting.

        All of the Company's stockholders are invited to attend the Annual Meeting. YOUR VOTE IS IMPORTANT. WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING, PLEASE SIGN, DATE AND MAIL THE ENCLOSED PROXY CARD IN THE PRE-ADDRESSED ENVELOPE PROVIDED WITH THIS NOTICE. NO ADDITIONAL POSTAGE IS REQUIRED IF MAILED IN THE UNITED STATES. IF YOU ATTEND THE ANNUAL MEETING, YOU MAY VOTE IN PERSON, EVEN THOUGH YOU SEND IN YOUR PROXY PRIOR TO THE MEETING.

By Order of the Board of Directors,

Christopher A. Riley Secretary
Chicago, Illinois December 2, 2002

STYLECLICK, INC.

PROXY STATEMENT

2002 ANNUAL MEETING OF STOCKHOLDERS
DECEMBER 20, 2002

        The Board of Directors of Styleclick ("Styleclick" or the "Company") is soliciting the enclosed Proxy for use at the 2002 Annual Meeting of Stockholders (the "Annual Meeting") of the Company to be held on Friday, December 20, 2002 at 11:00 a.m., at Le Parker Meridien, 118 W. 57th Street, New York, New York 10019. This Proxy Statement was initially sent to stockholders on or about December 2, 2002.

        Shares represented by a Proxy will be voted at the Annual Meeting as directed if it is properly executed and delivered. In the absence of instructions, shares represented by valid Proxies will be voted in accordance with the recommendations of the Board of Directors set forth herein. At any time prior to the voting, a Proxy may be revoked by written notice to the Secretary of the Company or by subsequently filing another properly executed Proxy. Any stockholder present at the meeting may vote in person even though the stockholder may have previously given a Proxy.

        The cost of solicitation of Proxies will be paid by the Company. In addition to solicitation of Proxies by use of the mail, directors, officers or employees of the Company may, without additional compensation, solicit Proxies personally, by telephone or by other appropriate means. The Company will request banks, brokerage firms and other custodians, nominees or fiduciaries holding shares of the common stock of the Company in their names for others to send proxy materials and annual reports to, and to obtain Proxies from, their principals, and the Company will reimburse them for the reasonable expenses incurred in doing so.

VOTING SECURITIES AND PRINCIPAL STOCKHOLDERS

Shares Outstanding and Entitled to Vote

        Voting rights are vested exclusively in holders of the Company's Class A Common Stock, par value $.01 per share, and Class B Common Stock, par value $.01 per share. As of the close of business on November 22, 2002, the record date, there were 8,923,853 shares of Class A Common Stock outstanding and 23,039,706 shares of Class B Common Stock outstanding. The rights of the holders of Class A Common Stock and Class B Common Stock are substantially identical, except with respect to voting, conversion and transfer. Except as otherwise required by applicable law, each share of Class A Common Stock entitles its holder to one vote and each share of Class B Common Stock entitles its holder to ten votes on all matters submitted to a vote or for the consent of stockholders. Except as otherwise required by applicable law, the Class A Common Stock and the Class B Common Stock vote together as a single class on all matters submitted to a vote or for the consent of stockholders. The presence of a majority of the voting power of the Company, either represented in person or by proxy at the meeting, is necessary to constitute a quorum for purposes of conducting business at the Annual Meeting. USA Interactive ("USA") holds securities representing approximately 97% of the eligible votes at the Annual Meeting. Thus, regardless of the vote of any other Styleclick stockholder, USA has control over the vote on each matter to be considered by stockholders at the Annual Meeting.

Vote Required

        Election of the director nominees to be elected at the Annual Meeting requires a plurality of the votes cast by the holders of the shares of Class A Common Stock and Class B Common Stock voting together as a single class for the eight directors to be elected at the Annual Meeting. Ratification of the appointment of Ernst & Young LLP as the Company's independent auditors require the affirmative vote of a majority of the total number of votes cast by the holders of the shares of Class A Common Stock and Class B Common Stock voting together as a single class.

Abstentions and Broker Non-Votes

        Abstentions and broker non-votes are counted for purposes of determining the presence of a quorum for the transaction of business. With regard to the election of directors, votes may be cast in favor of or withheld; votes that are withheld will be excluded entirely from the vote and will have no effect. Abstentions may be specified on proposals other than the election of directors and will be counted as present for purposes of the item on which the abstention is noted. Therefore, such abstentions will have the effect of a negative vote. Under applicable Delaware law, broker non-votes are not counted for purposes of determining the votes cast on a proposal. To the Company's knowledge, no matters other than those described in this Proxy Statement will be presented at the meeting.

STYLECLICK CLASS A COMMON STOCK

        The following table sets forth, as of October 31, 2002, certain information regarding the beneficial ownership of Styleclick's Class A Common Stock by: (1) each person or entity who is known by Styleclick to own beneficially 5% or more of its outstanding Class A Common Stock; (2) each of Styleclick's directors and director nominees; (3) each person who has served as the Company's Chief Executive Officer during fiscal year 2001 and each of the four other most highly compensated executive officers whose total annual salary and bonus exceeded $100,000 during fiscal year 2001 (collectively, the "Named Officers"); and (4) all of Styleclick's directors and executive officers as a group.

Name and Address of Beneficial Owner(1)	Beneficially Owned(2)	Percentage of Class(2)	Percentage of Total Voting Power(2)
USA Interactive(3) 152 West 57th Street, 42nd Floor New York, NY 10019	36,060,973	80%	97%
Joyce Freedman(4)	1,593,474	18%	**
Lee Freedman(5)	1,201,907	13%	**
Michael Adler	—	—	—
David Ellen	—	—	—
Julius Genachowski	—	—	—
Joanne Hawkins	—	—	—
Daniel Marriott	—	—	—
Frederic Rubin	—	—	—
Leslie Saleson(6)	26,750	*	**
Hamilton South(7)	3,750	*	**
John Tinker(8)	3,750	*	**
Lisa Brown(9)	—	—	—
Ian Drury(10)	533,250	6%	**
Barry Hall(11)	—	—	—
Brent Hill(12)	489,500	5%	**
Maurizio Vecchione(13)	—	—	—
All executive officers and directors as a group (10 persons)(14)	1,057,000	12%	**

*
Less than 1% of the outstanding Class A Common Stock.

**
Less than 1% of the total voting power of the total voting power.

(1)
The address of Messrs. Ellen, Genachowski, Marriott and Rubin and Ms. Hawkins is: c/o USA Interactive 152 West 57th Street, 42nd Floor, New York, NY 10019. Except as otherwise indicated, the address of each of the other named individuals is: c/o Styleclick, 111 E. Wacker Drive, Chicago, IL 60601.

(2)
Pursuant to the Company's Certificate of Incorporation, shares of Class B Common Stock are convertible at any time into an equal number of shares of Class A Common Stock. The percentage of shares beneficially owned assumes the conversion of all shares of Class B Common Stock beneficially owned by the listed person, but not the conversion of Class B Common Stock owned by any other person. Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission and generally includes voting or investment power with respect to securities. Except as indicated by footnote, and subject to community property laws where applicable, the persons named in the table above have sole voting and investment power with respect to all shares of common stock shown as beneficially owned by them. Amounts shown in the above table and the following notes include shares issuable upon exercise of stock options and warrants to purchase shares of Class A Common Stock and Class B Common Stock which are exercisable within 60 days of October 31, 2002. To calculate percentage of total voting power, each share of Class B Common Stock is multiplied by 10 (the amount of votes to which each share is entitled under the Company's Certificate of Incorporation).

(3)
Consists of 23,039,706 shares of Class B Common Stock held by USA, warrants to purchase 12,907,260 shares of Class B Common Stock held by USA, and 114,007 shares of Class A Common Stock held by HSN GP, a subsidiary of USA.

(4)
Consists of 369,292 shares of Class A Common Stock held by Ms. Freedman as her separate property and with respect to which she does not share voting or investment power with her spouse, Lee Freedman, and 986,955 shares of Class A Common Stock held jointly by Ms. Freedman and Mr. Freedman.

(5)
Consists of 139,952 shares of Class A Common Stock held by Mr. Freedman as his separate property and with respect to which he does not share voting or investment power with his spouse, Joyce Freedman, and 986,955 shares of Class A Common Stock held jointly by Mr. Freedman and Ms. Freedman.

(6)
Consists of options to purchase 26,750 shares of Class A Common Stock.

(7)
Consists of options to purchase 3,750 shares of Class A Common Stock.

(8)
Consists of options to purchase 3,750 shares of Class A Common Stock.

(9)
Ms. Brown served as the Company's Chief Executive Officer and Chairman and as a Director until August 2002. She is no longer an officer or director of the Company.

(10)
Consists of options to purchase 231,250 shares of Class A Common Stock and 302,000 shares of Styleclick restricted stock subject to vesting.

(11)
Mr. Hall served as the Company's Chief Financial Officer until July 2001. He is no longer an officer of the Company.

(12)
Consists of options to purchase 187,500 shares of Class A Common Stock and 302,000 shares of Styleclick restricted stock subject to vesting.

(13)
Mr. Vecchione served as the Company's Chief Executive Officer and as a Director until March 2001. He is no longer either an officer or director of the Company.

(14)
See notes (6) through (8), (10) and (12).

STYLECLICK CLASS B COMMON STOCK

        The following table sets forth, as of October 31, 2002, certain information relating to the beneficial ownership of Styleclick's Class B Common Stock by (1) each person or entity who is known by Styleclick to beneficially own 5% or more of its outstanding Class B Common Stock; (2) each of Styleclick's directors and director nominees; (3) each of the Named Officers; and (4) all of Styleclick's directors and executive officers as a group.

Name and Address of Beneficial Owner(1)	Beneficially Owned(2)	Percentage of Class(2)
USA Interactive 152 West 57th Street, 42nd Floor New York, NY 10019	35,946,966	100%
Michael Adler	—	—
David Ellen	—	—
Julius Genachowski	—	—
Joanne Hawkins	—	—
Daniel Marriott	—	—
Frederic Rubin	—	—
Leslie Saleson	—	—
Hamilton South	—	—
John Tinker	—	—
Lisa Brown	—	—
Ian Drury	—	—
Barry Hall	—	—
Brent Hill	—	—
Maurizio Vecchione	—	—
All executive officers and directors as a group (10 persons)	—	—

(1)
The address of Messrs. Ellen, Genachowski, Marriott and Rubin and Ms. Hawkins is: c/o USA Interactive, 152 West 57thStreet, 42nd Floor, New York, NY 10019. Except as otherwise indicated, the address of each of the other named individuals is: c/o Styleclick, 111 E. Wacker Drive, Chicago, IL 60601.

(2)
Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission and generally includes voting or investment power with respect to securities. Except as indicated by footnote, and subject to community property laws where applicable, the persons named in the table above have sole voting and investment power with respect to all shares of Class B common stock shown as beneficially owned by them. Amounts shown in the above table and the following notes include shares issuable upon exercise of stock options to purchase shares of Class B Common Stock which are exercisable within 60 days of October 31, 2002. Shares of Class B Common Stock can be converted at any time into an equal number of shares of Class A Common Stock.

(3)
Consists of 23,039,706 shares of Class B Common Stock held by USA and warrants to purchase 12,907,260 shares of Class B Common Stock held by USA.

USA COMMON STOCK

        The following table sets forth, as of October 31, 2002, information relating to the beneficial ownership of the common stock of USA Interactive ("USA") by (1) each of Styleclick's directors and director nominees, (2) each of the Named Officers and (3) all of Styleclick's executive officers and directors as a group. For each listed person, the number of shares of USA common stock and percent of such common stock listed assumes the conversion of any shares of USA Class B common stock owned by such person, but does not assume the conversion of USA Class B common stock owned by any other person. Shares of USA Class B common stock may at the option of the holder be converted on a one-for-one basis into shares of USA common stock. Under the rules of the Securities and Exchange Commission, a person is deemed to be a beneficial owner of a security if that person has or shares voting power, which includes the power to vote or to direct the voting of such security, or investment power, which includes the power to dispose of or to direct the disposition of such security. A person is also deemed to be the beneficial owner of any securities of which that person has the right to acquire beneficial ownership within 60 days. Under these rules, more than one person may be deemed to be a beneficial owner of the same securities and a person may be deemed to be a beneficial owner of securities as to which that person has no economic interest. For each listed person, the number of shares and percent of class listed includes shares of USA common stock that may be acquired by such person through the exercise of stock options that are or will be exercisable within 60 days of October 31, 2002.

        The percentage of votes for all classes of USA common stock is based on one vote for each share of USA common stock and ten votes for each share of USA Class B common stock.

Name and Address of Beneficial Owner(1)	Beneficially Owned	Percentage Of Class	Percentage of Total Voting Power
Michael Adler(2)	13,500	*	**
David Ellen(3)	19,750	*	**
Julius Genachowski(4)	336,782	*	**
Joanne Hawkins(5)	17,189	*	**
Daniel Marriott(6)	108,000	*	**
Frederic Rubin	—	*	**
Leslie Saleson	—	*	**
Hamilton South	—	—	—
John Tinker	—	—	—
Lisa Brown(7)	92,670	*	**
Ian Drury	—	—	—
Barry Hall	—	—	—
Brent Hill(8)	50	*	**
Maurizio Vecchione	—	—	—
All executive officers and directors as a group (10 persons)(9)	587,941	*	**

*
Less than 1% of the outstanding USA common stock.

**
Less than 1% of the total voting power of the USA common stock and the Class B common stock of USA, par value $.01 per share.

(1)
The address of Messrs. Ellen, Genachowski, Marriott and Rubin and Ms. Hawkins is: c/o USA Interactive, 152 West 57th Street, 42nd Floor, New York, NY 10019. Except as otherwise indicated, the address of each of the other named individuals is: c/o Styleclick, 111 E. Wacker Drive, Chicago, IL 60601.

(2)
Consists of 1,000 shares of USA restricted stock and options to purchase 12,500 shares of USA common stock granted under USA's stock option plans.

(3)
Consists of 1,000 shares of USA restricted stock and options to purchase 18,750 shares of USA common stock granted under USA's stock option plans.

(4)
Consists of 25,117 shares of USA common stock, 15,000 shares of USA restricted stock and options to purchase 296,665 shares of USA common stock granted under USA's stock option plans.

(5)
Consists of 190 shares of USA common stock, 2,000 shares of USA restricted stock and options to purchase 14,999 shares of USA common stock granted under USA's stock option plans.

(6)
Consists of 3,000 shares of USA restricted stock and options to purchase 105,000 shares of USA common stock granted under USA's stock option plans.

(7)
Consists of 6,420 shares of USA restricted stock and options to purchase 86,250 shares of USA common stock granted under USA's stock option plans.

(8)
Consists of 50 shares of USA common stock.

(9)
See Notes (2) through (6) and (8).

USA CLASS B COMMON STOCK

        The following table sets forth, as of October 31, 2002, information relating to the beneficial ownership of USA Class B common stock by (1) each of Styleclick's directors and director nominees, (2) each of the Named Officers and (3) all of Styleclick's executive officers and directors as a group.

Name and Address of Beneficial Owner(1)	Percentage Of Class	Beneficially Owned(2)
Michael Adler	—	—
David Ellen	—	—
Julius Genachowski	—	—
Joanne Hawkins	—	—
Daniel Marriott	—	—
Frederic Rubin	—	—
Leslie Saleson	—	—
Hamilton South	—	—
John Tinker	—	—
Lisa Brown	—	—
Ian Drury	—	—
Barry Hall	—	—
Brent Hill	—	—
Maurizio Vecchione	—	—
All executive officers and directors as a group (10 persons)	—	—

(1)
The address of Messrs. Ellen, Genachowski, Marriott and Rubin and Ms. Hawkins is: c/o USA Interactive, 152 West 57thStreet, 42nd Floor, New York, NY 10019. Except as otherwise indicated, the address of each of the other named individuals is: c/o Styleclick, 111 E. Wacker Drive, Chicago, IL 60601.

(2)
All or any portion of shares of USA Networks Class B common stock may be converted at any time into an equal number of shares of USA Networks common stock.

DIRECTORS

        The following table sets forth certain pertinent information regarding the individuals who have been nominated by the Board of Directors to serve as directors of the Company. All of the individuals listed are currently directors of the Company.

Name	Age	Capacity
Michael Adler	39	Director, Chief Executive Officer and Chief Financial Officer
David Ellen	38	Director
Joanne Hawkins	41	Director
Daniel Marriott	34	Director
Frederic Rubin	41	Director
Leslie Saleson (1) (2)	50	Director
Hamilton South (1) (2)	37	Director
John Tinker (1) (2)	45	Director

(1)
Member of the Compensation Committee

(2)
Member of the Audit Committee

        Mr. Adler has served as a Chairman, Chief Executive Officer, Chief Financial Officer and a director of Styleclick since September 2002. Prior to that, Mr. Adler served as Chief Operating Officer, Chief Financial Officer and a director of Styleclick since May 2002 and as Acting Chief Financial Officer and Acting Chief Operation Officer of Styleclick since April 2002. Mr. Adler also serves as Vice President of Financial Analysis and Operational Reporting of USA, a position he has held since February 2002. Mr. Adler joined USA in May, 2001 as Senior Vice President, Finance and Administration, for its USA Information and Services Group and was promoted to his current position at USA in February 2002. Prior to joining USAIS, Mr. Adler held a number of positions, including Chief Financial Officer and General Counsel for SchoolSports, Inc. from September 1999 to April 2001 and Vice President and General Counsel for Cheyenne Software, Inc. from 1993 to 1996. Prior to that, Mr. Adler practiced law with Feldman, Waldman & Kline in San Francisco from 1988 to 1993. He received his Bachelor's of Science degree in Economics, Magna Cum Laude, from the Wharton School, University of Pennsylvania. He received his Juris Doctor from the University of Pennsylvania Law School.

        Mr. Ellen has served as a director of Styleclick since September 2002. Mr. Ellen also serves as Deputy General Counsel of USA, a position he has held since July 2001. Prior to joining USA, Mr. Ellen served as General Counsel at Eureka Broadband Corporation from March 2000 to June 2001. He also previously served as senior counsel at Cablevision Systems Corporation from September 1997 to March 2000, as well as special counsel at the Federal Communications Commission from November 1995 to July 1997. Mr. Ellen was a law clerk for Judge (now Justice) Ruth Bader Ginsburg on the U.S. Court of Appeals for the D.C. Circuit from 1992 to 1993, for Judge (now Justice) Stephen Breyer on the U.S. Court of Appeals for the First Circuit from 1993 to 1994, and for Justice Sandra Day O' Connor on the U.S. Supreme Court from 1994 to 1995. Mr. Ellen received his law degree in 1992 from Harvard Law School, where he was president of the law review. Before that, he received a masters degree from Cambridge University as a Marshall Scholar and a B.A., summa cum laude, from Harvard College. Mr. Ellen also serves as a director of Ticketmaster, Expedia, Inc. and Hotels.com.

        Ms. Hawkins has served as Associate General Counsel of USA since December 2000. Prior to joining USA, she was an attorney for 15 years with Cahill Gordon & Reindel, where she specialized in transactional and securities law matters. Ms. Hawkins also serves as a director of Expedia, Inc. and Hotels.com.

        Mr. Marriott has served as a director of Styleclick since March 2002. Mr. Marriott has served as Senior Vice President, Strategic Planning, of USA since February 2002. He served as Executive Vice President, Corporate Strategy and Development of Ticketmaster (f/k/a Ticketmaster Online-Citysearch, Inc.) from January 2000 to February 2002. Prior to such position, Mr. Marriott served as Executive Vice President, Business Development, of Ticketmaster from February 1999 to December 1999 and Executive Vice President, Product Development and Marketing, of Ticketmaster from August 1997 to January 1999. Prior to joining Ticketmaster, Mr. Marriott was employed by PepsiCo for more than seven years, most recently in the position of Senior Product Manager for PepsiCo's Frito-Lay division. Mr. Marriott holds a B.S. in Economics and a M.B.A., both from the University of Illinois. Mr. Marriott also serves as a director of Ticketmaster, Expedia, Inc. and Hotels.com.

        Mr. Rubin has served as a director of Styleclick since September 2002. Mr. Rubin has served as Vice President and Treasurer of USA since July 2002. Prior to joining USA, Mr. Rubin acted as Executive Vice President, Chief Financial Officer for Airmedia Corporation, a privately held global provider of wireless affinity marketing services, from April 2001 to November 2001. From 1997 to March 2001 he served as Senior Vice President, Treasurer to Winstar Communications, Inc., an international broadband telecommunications services provider. Mr. Rubin received a Masters in Management from the J.L. Kellogg Graduate School of Management and graduated cum laude with a B.S. in Economics from The Wharton School of Finance.

        Ms. Saleson has been a director of Styleclick since July 2000. Ms. Saleson serves as an independent financial advisor to several corporations. Ms. Saleson was President and Chief Operating Officer of Abbott Resource Group, Inc., a privately held company based in Irvine, California, from November 1998 to May 2002. From April 1997 to November 1998, Ms. Saleson served as an independent financial advisor to several corporations. From February 1994 to April 1997, Ms. Saleson was a managing director of The Wescott Group, a Beverly Hills-based merchant bank. From 1990 to 1993 Ms. Saleson was an owner, Co-Chief Executive Officer and Chief Financial Officer of Pogens, Inc., a packaged cookie manufacturer. In 1981, Ms. Saleson founded Saleson and Company, Inc., an investment-banking firm, where she served as President until 1990.

        Mr. South has been a director of Styleclick since July 2000. Since April 2000, Mr. South has served as President and Chief Executive Officer of HL Group, LLC, a strategic marketing and communications firm. Mr. South served as Group President and Chief Marketing Officer of Polo Ralph Lauren Corp. from July 1996 through March 2000. Prior to joining Polo in 1996, Mr. South was editor-at-large of Vanity Fair Magazine.

        Mr. Tinker has been a director of Styleclick since July 2000. He is currently Director of Research at Blaylock & Partners, L.P. Between 1999 and 2001 he was general partner of a hedge fund, Steamer Capital, LLC. Mr. Tinker served as Senior Managing Director and co-founder of the Media and Communications group and Senior Research Analyst covering media and entertainment companies at Montgomery Securities (Banc America) from 1996 to 1999. From 1991 to 1996, Mr. Tinker served as Managing Director of Media and Entertainment research at Furman Selz. Prior to joining Furman Selz, Mr. Tinker served as the research analyst covering media and entertainment for Morgan Stanley & Co. from 1987 to 1991. Previously, Mr. Tinker also worked for Polygram Records in the United Kingdom.

        The members of the Board of Directors are generally not compensated for their services to the Company other than for reimbursement of their expenses incurred in connection with such services. Independent directors receive automatic stock option grants with fair market exercise prices pursuant to the provisions of the Company's 2000 Directors' Stock Option Plan in the amount of 5,000 shares effective upon first election to the Board and in the amount of 5,000 annually upon reelection to the Board. In addition, effective beginning in fiscal year 2002, independent directors receive $10,000 per year for their service on the Board, as well as $1,000 for each meeting of the Board and committee meeting of the Board that they attend.

        During fiscal year 2001, each of Ms. Saleson, Mr. South and Mr. Tinker received a grant of 5,000 stock options (Class A shares) under the Company's 2000 Directors' Stock Option Plan. All of the grants vest ratably over the course of four years and remain effective for 10 years from the date of the grant unless the Director ceases to be a Director and/or employee of the Company before the expiration date of the options.

MEETINGS OF THE BOARD OF DIRECTORS AND COMMITTEES

        Meetings.    During fiscal year 2001, the Board of Directors met in regular or special sessions 2 times. The Audit Committee met 3 times. The number of meetings includes telephonic meetings and does not include actions taken by unanimous written consent of the members of the Board of Directors or the Committees. Each of the Company's directors who has been nominated for re-election attended all of the meetings of the Board of Directors (held during the period for which he has been a director) and the meetings of the Committees of which he is a member (held during the period for which he has been a member).

        Standing Committees.    The Board of Directors has a Compensation Committee, comprised of Ms. Saleson, Mr. South and Mr. Tinker. The Compensation Committee makes recommendations to the Board of Directors concerning salaries and incentive compensation for the Company's officers and employees, including equity compensation. In addition, the Board of Directors has an Audit Committee, comprised of Ms. Saleson, Mr. South and Mr. Tinker, that reviews and monitors corporate financial reporting and audits of the Company, as well as any other accounting related matters. The Audit Committee's charter was adopted by the Company's Board of Directors in July 2000.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

        Section 16(a) of the Securities Exchange Act of 1934 requires the Company's officers, directors and persons who own more than 10% of any equity security of the Company to file reports of ownership and changes in ownership with the Securities and Exchange Commission and to furnish copies of these reports to the Company. Based solely on a review of the copies of the forms that the Company received, the Company believes that all forms were filed on a timely basis in 2001.

EXECUTIVE OFFICERS

        The following table sets forth certain information regarding the executive officers of the Company.

Name	Age	Position
Michael Adler	39	Chairman, Chief Executive Officer and Chief Financial Officer
Ian Drury	37	President and Chief Operating Officer
Brent Hill	35	Executive Vice President

        Mr. Adler's experience is described under the heading "Directors," above.

        Mr. Drury has served as President and Chief Operating Officer of Styleclick since September 2002. Prior to that, Mr. Drury served as an Executive Vice President of the Company since March 2001. Mr. Drury was Vice President and Chief Technology Officer of MVP.com, Inc., from November 1999 to March 2001. Prior to that, Mr. Drury co-founded BigEdge.com, an online sporting goods retailer, and served as its President from April 1999 until November 1999, when BigEdge.com merged with MVP.com. Mr. Drury was with Andersen Consulting (now known as Accenture) from 1988 to April 1999, most recently in the position of Associate Partner in the Technology practice.

        Mr. Hill has served as an Executive Vice President of the Company since March 2001. Mr. Hill was Vice President, Business and Corporate Development, of MVP.com, Inc., from November 1999 to March 2001. Prior to that, Mr. Hill co-founded BigEdge.com, an online sporting goods retailer, and served as its Chief Executive Officer from April 1999 until November 1999, when BigEdge.com merged with MVP.com. Mr. Hill was with Andersen Consulting (now known as Accenture) from 1989 to April 1999, most recently in the position of Senior Manager in the Technology practice.

SUMMARY COMPENSATION TABLE

        The following table sets forth certain summary information concerning the compensation awarded to or earned by, or paid for services rendered by, the Named Officers during the fiscal years ended December 31, 2001 and 2000. The following persons are collectively referred to as the "Named Officers" with respect to the period covered: (1) each person who served as the Company's Chief Executive Officer during fiscal year 2000; (2) each of the two executive officers who were serving as executive officers at the end of fiscal year 2001 whose total annual salary and bonus exceeded $100,000 during such period; and (3) one former executive officer who would have been included in (2) above for the fiscal year 2001 but for the fact that he was not serving as an executive officer at the end of fiscal year 2001. The Company began operations on July 27, 2000, the date of the closing of the transaction (the "Merger") pursuant to which Styleclick.com Inc. and Internet Shopping Network LLC were merged with subsidiaries of the Company. The compensation information below for the fiscal year ended December 31, 2000 includes compensation earned by the Named Officers in such fiscal year in their capacity as officers of Styleclick.com and Internet Shopping Network prior to July 27, 2000.

					Long-Term Compensation
		Annual Compensation			Styleclick Restricted Stock Award(s) ($)		Securities Underlying Styleclick Options (#)(1)
Name	Principal Position(s)	Fiscal Year	Salary ($)	Bonus ($)
Lisa Brown(2)	Chairman and Chief Executive Officer	2001	53,125	—	—		—
Ian Drury(3)	Executive Vice President President and Chief Operation Officer	2001	193,974	—	604,000	(4)	370,000
Barry Hall(5)	Executive Vice President, Chief Financial Officer	2001 2000	105,639 164,987	92,500 —	— —		— 100,000
Brent Hill(6)	Executive Vice President	2001	182,528	—	604,000	(4)	300,000
Maurizio Vecchione (7)	Chief Executive Officer	2001 2000	80,951 238,564	— 100,000	— —		— 150,000

(1)
At the effective time of the Merger, (a) each outstanding option to purchase a share of common stock of Styleclick.com became an option to purchase one share of the Company's Class A Common Stock, at an exercise price equal to the exercise price per share of Styleclick.com common stock immediately prior to the Merger, and (b) each outstanding option to purchase a limited liability company unit of Internet Shopping Network became an option to purchase 0.601 shares of the Company's Class A Common Stock, at an exercise price equal to the exercise price per Internet Shopping Network unit immediately prior to the Merger multiplied by 1.664. The number of securities underlying options in the table and the related footnotes are adjusted to reflect the conversion which occurred at the Merger.

(2)
Ms. Brown served as Chairman and Chief Executive Officer of the Company from March 2001 until August 2002. During such period, Ms. Brown also served as the Chief Executive Officer and President of USA Electronic Commerce Solutions LLC ("ECS"). Pursuant to a Services Agreement between Styleclick and ECS, Styleclick compensated ECS for Ms. Brown's services in an amount equal to the "Designated Percentage" of the base salary she received from ECS. "Designated Percentage" means a fraction, the numerator of which is the amount of time Ms. Brown was expected to spend providing services to Styleclick and the denominator of which is the amount of time Ms. Brown was expected to spend providing services to Styleclick and ECS, in the aggregate. The amount set forth above under the heading "Salary" reflects the amount of Ms. Brown's base salary from ECS for which Styleclick compensated ECS during 2001.

(3)
Mr. Drury has served as the Company's President and Chief Operating Officer since September 2002 and served as the Company's Executive Vice President from March 2001 until September 2002.

(4)
The dollar amount of these restricted stock award is calculated based on the $2.00 closing price per share of Styleclick's Class A Common Stock on March 22, 2001, the date on which these restricted stock awards were granted. As of December 31, 2001, Messrs. Drury and Hill each held 302,000 shares of restricted stock granted pursuant to this restricted stock award. The value of the shares held by each of Messrs. Drury and Hill as of December 31, 2001 was $66,440, based on the $0.22 closing price per share of Styleclick's Class A Common Stock on December 31, 2001.

(5)
Mr. Hall served as the Company's Executive Vice President, Chief Financial Officer, from July 27, 2000 until July 2001. Mr. Hall's compensation for the fiscal year ended December 31, 2000 includes salary of $87,500 earned prior to July 27, 2000 in his capacity as Executive Vice President, Chief Financial Officer, of Styleclick.com and options to purchase 100,000 shares of Class A Common Stock granted prior to July 27, 2000.

(6)
Mr. Hill has served as the Company's Executive Vice President since March 2001.

(7)
Mr. Vecchione joined the Company as its Chief Executive Officer on July 27, 2000 and served in such capacity until his resignation from the Company in March 2001. Mr. Vecchione's compensation for the fiscal year ended December 31, 2000 includes salary of $134,167 earned prior to July 27, 2000 in his capacity as Co-Chief Executive Officer of Styleclick.com, options to purchase 150,000 shares of Class A Common Stock granted prior to July 27, 2000, and a cash bonus of $100,000 granted prior to July 27, 2000.

OPTION GRANTS

        The following table sets forth certain information regarding option grants to the Named Officers during the year ended December 31, 2001.

					Potential Realizable Value at Assumed Annual Rates of Stock Price Appreciation For Option Term(3)
	Individual Grants Number of Common Shares Underlying Options Granted (Shares)	Percentage of Total Options Granted to Employees In Fiscal Year(1)
Name			Exercise or Base Price ($/Share)(2)	Expiration Date
					5%	10%
Lisa Brown	—	—	—	—	—	—
Ian Drury	370,000	24.1%	$1.09	3/22/11
Barry Hall	—	—	—	—	—	—
Brent Hill	300,000	19.6%	$1.09	3/22/11
Maurizio Vecchione	—	—	—	—	—	—

(1)
These percentages are based on options to purchase an aggregate of 1,534,403 shares of Styleclick's Class A Common Stock that were granted under the Company's Stock Plans to the Company's employees, including the Named Officers, during the year ended December 31, 2001.

(2)
The exercise price per share of each option to purchase Styleclick's Class A Common Stock was equal to the fair market value of Styleclick's underlying Class A Common Stock on the trading day immediately preceding the date of grant as determined by the Compensation Committee of Styleclick's Board of Directors.

(3)
Potential gains on options to purchase shares of Styleclick's Class A Common Stock are calculated based on the closing price per share of Styleclick's Class A Common Stock on the date of grant, net of the respective exercise price but before taxes associated with the exercise. The 5% and 10% assumed annual rates of compounded stock appreciation are mandated by the rules of the Securities and Exchange Commission and do not represent the Company's estimate or projection of the future Class A Common Stock price. Actual gains, if any, on stock option exercises are dependent on the future market price of shares of Class A Common Stock, the Company's future financial performance and overall market conditions.

AGGREGATED OPTION EXERCISES AND YEAR-END OPTION VALUES

        The following table sets forth the number of shares acquired upon the exercise of stock options during the year ended December 31, 2001 and the number of shares covered by both exercisable and unexercisable stock options held by the Named Officers at December 31, 2001.

        At the effective time of the Merger, (a) each outstanding option to purchase a share of common stock of Styleclick.com became an option to purchase one share of the Company's Class A Common Stock, at an exercise price equal to the exercise price per share of Styleclick.com common stock immediately prior to the Merger, and (b) each outstanding option to purchase a limited liability company unit of Internet Shopping Network became an option to purchase 0.601 shares of the Company's Class A Common Stock, at an exercise price equal to the exercise price per Internet Shopping Network unit immediately prior to the Merger multiplied by 1.664. The information set forth in the following table and the related footnotes is adjusted to reflect the conversion which occurred at the Merger.

Number of Common Shares Underlying Unexercised Options At December 31, 2001
Value of Unexercised In-The-Money Options At December 31, 2001(1)
Name	Shares Acquired on Exercise	Value Realized
			Exercisable	Unexercisable	Exercisable	Unexercisable
Lisa Brown	—	—	—	—	—	—
Ian Drury	—	—	—	370,000	—	$0
Barry Hall	—	—	—	—	—	—
Brent Hill	—	—	—	300,000	—	$0
Maurizio Vecchione	—	—	—	—	—	—

(1)
Calculated using closing price on December 31, 2001 of Styleclick's Class A Common Stock of $0.22 per share.

EMPLOYMENT CONTRACTS, TERMINATION OF EMPLOYMENT
AND CHANGE-IN-CONTROL ARRANGEMENTS

        Effective March 2001, the Company has entered into a three year employment agreement with each of Messrs. Drury and Mr. Hill. Pursuant to his employment agreement, Mr. Drury's base salary is $250,000 and he is eligible for annual bonuses based on performance. In addition, the agreement provides that Mr. Drury will receive options to purchase 185,000 shares of the Company's Class A Common Stock, which options will vest ratably over four years, and options to purchase 185,000 shares of the Company's Class A Common Stock, which options will vest on the eighth anniversary of grant, unless certain performance criteria are met in which case the options will vest 25% on the first anniversary of grant and 75% on the second anniversary of grant. The employment agreement also provides that Mr. Drury will receive 302,000 shares of restricted stock, which will vest ratably over four years. Pursuant to his employment agreement, Mr. Hill's base salary is $235,500 and he is eligible for annual bonuses based on performance. In addition, the agreement provides that Mr. Hill will receive options to purchase 150,000 shares of the Company's Class A Common Stock, which options will vest ratably over four years, and options to purchase 150,000 shares of the Company's Class A Common Stock, which options will vest on the eighth anniversary of grant, unless certain performance criteria are met in which case the options will vest 25% on the first anniversary of grant and 75% on the second anniversary of grant. The employment agreement also provides that Mr. Hill will receive 302,000 shares of restricted stock, which will vest ratably over four years. The employment agreements also provide that if either of Messrs. Drury's or Hill's employment is terminated, the terminating employee will maintain the confidentiality of Company information, and not compete with the Company's principal businesses for two years after such termination. In addition, the terminating employee will not solicit the employment of any Company employee, nor hire any Company employee, for two years after such termination.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

        The Board of Directors has a Compensation Committee, which in fiscal year 2001 was comprised of Ms. Saleson, Mr. South and Mr. Tinker. None of the members of the Compensation Committee is or was in the past an officer or employee of Styleclick or any of its subsidiaries. No interlocking relationship exists between the Board of Directors or the Compensation Committee and the board of directors or compensation committee of any other company, nor has such an interlocking relationship existed in the past.

        THE FOLLOWING REPORT OF THE COMPENSATION COMMITTEE OF THE BOARD OF DIRECTORS ON EXECUTIVE COMPENSATION AND THE PERFORMANCE GRAPH WHICH IMMEDIATELY FOLLOWS DO NOT CONSTITUTE SOLICITING MATERIAL AND SHOULD NOT BE DEEMED FILED OR INCORPORATED BY REFERENCE INTO ANY OTHER COMPANY FILING UNDER THE SECURITIES ACT OF 1933 OR THE SECURITIES EXCHANGE ACT OF 1934, EXCEPT TO THE EXTENT THE COMPANY SPECIFICALLY INCORPORATES THE REPORT OR THE PERFORMANCE GRAPH BY REFERENCE THEREIN.

REPORT OF THE COMPENSATION COMMITTEE OF THE BOARD OF DIRECTORS
ON EXECUTIVE COMPENSATION

        The Company's executive compensation philosophy in 2001 has been designed to reward exceptional performance and to align the financial interests of the Company's senior executives with those of the equity owners of the Company. To achieve this end, the Committee has developed and implemented a compensation program designed to attract and retain highly skilled executives with the business experience and acumen necessary for achievement of the Company's long-term business objectives.

        The Company's executive compensation consists primarily of base salary and stock-based compensation. In addition, in exceptional circumstances, the Company may award bonuses. The general guidelines used by the Company to determine these components are described below. Subject to these guidelines, bonus awards and option grants are awarded on a discretionary rather than a formulaic basis.

BASE SALARY

        The base salaries paid to the Company's executive officers are based upon recommendations of senior management, and require approval of the Compensation Committee. Management takes into account a variety of factors in determining base salary, including:

  •
  competitive salaries for comparable officers at comparable companies;

  •
  individual performance and an assessment of the value of the individual's services to Styleclick;

  •
  the fairness of individual executive officers' salaries relative to their responsibilities;

  •
  the salaries of other executive officers; and

  •
  Styleclick's financial performance.

        At different times, depending upon prevailing circumstances, the Compensation Committee gives these criteria varying degrees of weight.

STOCK OPTIONS

        The Committee believes that its stock option program appropriately links executive interest to stockholder value. The Company makes periodic option grants to eligible employees based on performance and issues options to certain employees upon initial employment and promotion and in connection with entering into certain new employment arrangements.

CHIEF EXECUTIVE OFFICER COMPENSATION

        Mr. Vecchione, the Company's Chief Executive Officer from July 27, 2000 until his resignation in March 2001, received a salary at a rate of $250,000 per year during the period from January 1, 2001 until his resignation in March 2001. Ms. Brown, the Company's Chief Executive Officer from March 2001 until her resignation in August 2002 also served as Chief Executive Officer and President of ECS during such period. Pursuant to a Services Agreement between Styleclick and ECS, Styleclick compensated ECS for Ms. Brown's services in an amount equal to the "Designated Percentage" of the base salary she received from ECS. "Designated Percentage" means a fraction, the numerator of which is the amount of time Ms. Brown was expected to spend providing services to Styleclick and the denominator of which is the amount of time Ms. Brown was expected to spend providing services to Styleclick and ECS, in the aggregate. Styleclick compensated ECS for $53,125 of Ms. Brown's salary during 2001.

        Neither of Mr. Vecchione nor Ms. Brown received a bonus or any options during 2001.

POLICY ON DEDUCTIBILITY OF COMPENSATION

        Section 162(m) of the Internal Revenue Code of 1986, as amended (the "Code"), limits the deductibility by a company of compensation in excess of $1 million paid to any of its five most highly compensated executive officers. However, performance-based compensation that has been approved by stockholders is excluded from the $1 million limit if, among other requirements, the compensation is payable only upon attainment of pre-established, objective performance goals and the board committee that establishes such goals consists solely of "outside directors" (as defined for purposes of Section 162(m)).

        While the tax impact of any compensation arrangement is one factor to be considered, such impact is evaluated in light of the Compensation Committee's overall compensation philosophy. The Compensation Committee intends to establish executive officer compensation programs which will maximize the Company's tax deduction if the Compensation Committee determines that such actions are consistent with its philosophy and in the best interests of the Company and its stockholders. However, from time to time the Compensation Committee may award compensation which is not fully deductible if the Compensation Committee determines that such award is consistent with its philosophy and in the best interests of the Company and its stockholders.

SUMMARY

        The Compensation Committee believes that the Company's executive compensation program should provide executives with a strong incentive to focus on and achieve the Company's business objectives and link a significant portion of long-term remuneration directly to stock price appreciation realized by all of the Company's stockholders. By assuring that executives are appropriately compensated and therefore motivated, the long-term interests of stockholders will be best served. The actions taken by the Compensation Committee in 2001 were consistent with this focus and the principles outlined above.

        The foregoing report on executive compensation is provided by the following directors who currently comprises the Compensation Committee of the Board of Directors:

  Leslie Saleson
  Hamilton South
  John Tinker

PERFORMANCE GRAPH

        Shown below is information comparing the cumulative total return to stockholders of the Company's Class A Common Stock, the Nasdaq Stock Market (U.S.) Index and the Morgan Stanley Internet Index from July 27, 2000 to December 31, 2001. The information assumes that the value of the investment in the Company's Class A Common Stock, and each index, was $100 on July 27, 2000, and that all dividends were reinvested. The Company's Class A Common Stock was quoted on the Nasdaq National Market under the symbol "IBUY" from July 27, 2000 to January 25, 2002. Since January 25, 2002, the Company's Class A Common Stock been quoted on the OTC Bulletin Board under the symbol "IBUYA".

	7/27/00	9/30/00	12/31/00	3/31/01	6/30/01	9/30/01	12/31/01
IBUY	$100.00	$102.70	$22.30	$11.46	$11.14	$10.70	$2.38
Nasdaq	100.00	95.59	64.30	47.90	56.23	39.01	50.76
Morgan Stanley Internet Index	100.00	93.41	40.91	24.07	27.88	12.39	19.69

REPORT OF THE AUDIT COMMITTEE

        The Audit Committee reviews the Company's financial reporting process on behalf of the Board of Directors. Management has the primary responsibility for the financial statements and the reporting process. The Company's independent auditors are responsible for expressing an opinion on the conformity of the audited financial statements to generally accepted accounting principles.

        In this context, the Audit Committee has reviewed and discussed with management and the independent auditors the audited financial statements. The Audit Committee has discussed with the independent auditors the matters required to be discussed by Statement on Auditing Standards No. 61 (Communication with Audit Committees). In addition, the Audit Committee has received from the independent auditors the written disclosures required by Independence Standards Board No. 1 (Independence Discussions with Audit Committees) and discussed with them their independence from the Company and its management. The Audit Committee has also considered whether the independent auditors provision of information technology services and other non-audit services to the Company is compatible with the auditor's independence.

        Following the reviews and discussions referred to above, the Audit Committee recommended to the Board of Directors, and the Board has approved, that the audited financial statements be included in the Company's Annual Report on Form 10-K for the year ended December 31, 2001 for filing with the Securities and Exchange Commission.

  Submitted by the Audit Committee,

  Leslie Saleson
  Hamilton South
  John Tinker

        The above report of the Audit Committee shall not be deemed incorporated by reference by any general statement incorporating by reference this Proxy Statement into any filing under the Securities Act of 1933 or under the Securities Exchange Act of 1934, except to the extent that the Corporation specifically incorporates this information by reference, and shall not be deemed filed under such Acts.

        Each of the members of the Audit Committee are independent directors as such term is defined under the rules of the National Association of Securities Dealers applicable to companies whose securities are listed for trading on The Nasdaq National Market.

FEES PAID TO OUR INDEPENDENT AUDITORS

Audit Fees

        The aggregate fees billed for professional services rendered by Ernst & Young, LLP, our independent auditors, in connection with the audit and review of our 2001 financial statements (including quarterly reviews) was $115,950.

All Other Fees

        The aggregate of all other fees billed for professional services rendered during 2001 by Ernst & Young LLP was $38,650, consisting of fees for accounting consultation.

        There were no fees incurred by the Company during 2001 for professional services rendered in connection with financial information services design and implementation.

        The Audit Committee has considered whether the non-audit services rendered by our independent auditors with respect to the foregoing fees are compatible with maintaining their independence.

CERTAIN TRANSACTIONS

TRANSACTIONS WITH AFFILIATES

USAI and Related Entities

        Both within and outside the ordinary course of business, the Company and its affiliates, other than USA and its controlled affiliates, on the one hand, and USA and its affiliates, other than the Company and its controlled affiliates, on the other hand, engage in various transactions. The Company expects that these transactions do and will result in terms to the Company that are at least as favorable as those that could be obtained from a third party, where applicable. USA holds approximately 97% of the voting power of the Company's outstanding common stock. Messrs. Adler, Ellen, Genachowski, Marriott and Rubin and Ms. Hawkins are officers of USA.

Merger Of Styleclick.com Inc. And Internet Shopping Network LLC

        The Company was incorporated in the State of Delaware on March 22, 2000 as a subsidiary of USANi LLC, which is a subsidiary of USA. On July 27, 2000, USA contributed Internet Shopping Network LLC ("ISN") to Styleclick in conjunction with the acquisition of Styleclick.com by Styleclick. In connection with the Merger, Styleclick issued: (1) 22,500,985 shares of its Class B common stock to USA; (2) 538,721 shares of its Class B common stock to USANi LLC; (3) a warrant to USA, expiring in July 2010, to purchase 12,579,176 shares of its Class B common stock at $11.50 per share, which provides that USA may exercise the warrant without payment of cash by electing to receive only the number of shares equal to the increase in the value of the warrant divided by the market price of the shares at the time of exercise and that USA may pay up to 50% of the exercise price of the warrant in the form of advertising and promotional services provided to Styleclick; and (4) a warrant to USA, expiring in January 2010, to purchase 328,084 shares of its Class B common stock at $19.05 per share. Such issuances were in consideration of all of the equity of ISN, $40 million dollars in cash, $10 million in advertising and promotion services to be provided by USA to Styleclick over a three-year period and a $10 million line of credit provided by USA to Styleclick.com (which line of credit was fully paid-off and terminated following the Merger).

Line of Credit

        In March 2001, Styleclick received a revolving line of credit for $15 million from USA. The credit line matures on January 26, 2003, or, at USA's option, anytime thereafter. The line of credit carries an interest rate of USA's average blended cost of borrowing, currently LIBOR plus 0.75%. The credit line can be drawn against only with the approval of Styleclick's Board of Directors, and Styleclick cannot ensure that any such approval will be given in the future. As of[November 29, 2002, Styleclick had drawn down $12.35 million under the line of credit. The line of credit provides that USA has the right to declare the principal amount borrowed and unpaid, including interest thereon, immediately due and payable in the event of a "Material Adverse Change", which includes, among other things, an event, action or condition that would or is likely to materially adversely affect the business, operations, assets or condition (financial or otherwise) of Styleclick, or the ability of Styleclick to perform its obligations under the credit agreement. USA is not obligated to make any additional advances under the credit agreement if, among other reasons, a "Material Adverse Change" as defined in the line of credit exists. USA could assert that the substantial doubt about Styleclick's ability to continue as a going concern constitutes a "Material Adverse Change". While USA has not made this assertion, it has notified Styleclick that it has not waived its right to do so in the future.

USA Electronic Commerce Solutions

        In May 2001, Styleclick entered into a services agreement with USA Electronic Commerce Solutions LLC ("ECS"), a subsidiary of USA, effective March 2001. Pursuant to the services agreement, at the request of Styleclick, ECS agreed to provide certain merchandising, business operations and financial services to Styleclick at an amount equal to the incremental cost to ECS of providing such services and to provide the services of certain of its senior management to Styleclick based on an allocation of ECS senior management salaries and time spent on Styleclick activities by ECS senior management. Also pursuant to the services agreement, ECS agreed to use its reasonable efforts, as determined by ECS, to engage Styleclick to provide to ECS's non-affiliated customers technological services of the type provided by Styleclick to third parties to the extent that Styleclick has the capacity to provide such services itself in a timely manner. Compensation to be paid to Styleclick in respect of such services is to be negotiated by the parties in good faith prior to Styleclick's engagement. However, Styleclick cannot be certain that ECS will use or continue to use Styleclick's services in any particular instance or at all.

        Effective April 30, 2002, the Company and ECS restructured certain aspects of their relationship to reduce the level of services required from ECS and substitute ECS senior management providing services. The parties amended their existing services agreement to reflect that Robert Halper, former President of Styleclick and Executive Vice President of ECS, is no longer providing services to Styleclick, and instead, ECS has made the services of Michael Adler, Chairman, Chief Executive Officer and Chief Financial Officer of Styleclick and Vice President of ECS, available to Styleclick. In addition, as of April 30, 2002 Styleclick is no longer utilizing the financial services of ECS available to Styleclick under the current services agreement. Under this agreement, ECS charged Styleclick $0.2 million for 2001.

        Service revenue generated by Styleclick from ECS was $2.9 million for 2001.

        Styleclick and ECS have also in the third quarter of the 2002 fiscal year entered into a separate services agreement pursuant to which Styleclick provides certain services to ECS, including information technology support, human resources support, catalog design, email distribution, marketing database management and a pro rata allocation of rent and utilities for shared physical space. ECS will pay to Styleclick a fee of approximately $101,000 per month for such services, subject to certain rights of termination of ECS.

        The new separate services agreement is subject to the approval of the independent members of Styleclick's Board of Directors.

Home Shopping Network

        The Home Shopping Network, a subsidiary of USA, provides warehouse, teleservice, accounting and other administrative services to the Company based upon an unwritten agreement. The services are charged on a monthly basis. Expenses charged to operations for these services were $0.7 million during 2001.

Precision Response Corporation, Inc.

        In November 2000, Precision Response Corporation, Inc., a subsidiary of USA, began providing Styleclick's customer service function based on an unwritten agreement. Expenses charged to operations under this arrangement were approximately $1.1 million for 2001. PRC no longer provides such services to the Company.

COMPANY PROPOSALS

        The following proposals will be submitted for stockholder consideration and voting at the Annual Meeting.

PROPOSAL 1 ELECTION OF DIRECTORS

        The Board of Directors of the Company has nominated and recommends for election as directors the following eight persons to serve for the ensuing year until the next Annual Meeting of Stockholders and thereafter until their respective successors are elected and have been qualified:

  Michael Adler
  David Ellen
  Joanne Hawkins
  Daniel Marriott
  Frederic Rubin
  Leslie Saleson
  Hamilton South
  John Tinker

        All of the nominees are presently directors of the Company, with the exception of Ms. Hawkins. The enclosed Proxy will be voted in favor of the persons nominated unless otherwise indicated. If any of the nominees should be unable to serve or should decline to do so, the discretionary authority in the Proxy will be exercised to vote for a substitute or substitutes to be designated by the Board of Directors. The Board of Directors has no reason to believe that any substitute nominee or nominees will be required. In the event that a nominee for director is proposed at the Annual Meeting, the enclosed Proxy may be voted in favor of or against such nominee or any other nominee proposed by the Board of Directors unless otherwise indicated. Shares may not be voted cumulatively for election of directors. Directors are elected by a plurality of the votes cast at the Annual Meeting either in person or by proxy.

THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE FOR EACH OF THE NOMINEES.

PROPOSAL 2
APPOINTMENT OF INDEPENDENT AUDITORS

        The Board of Directors of the Company, on the recommendation of its Audit Committee (consisting of directors who are neither officers nor employees of the Company), has appointed Ernst & Young LLP as independent auditors for the Company and its subsidiaries for 2002. As a matter of corporate practice, the Company is submitting the appointment of Ernst & Young LLP to shareholders for ratification. If shareholders fail to ratify the appointment, the Audit Committee will review its selection for subsequent years.

        Ernst & Young LLP has served as independent auditors for Styleclick since July 2002 and served as independent auditors for Styleclick.com, Inc., one of the Company's predecessors, since April 1999. One or more members of the firm will attend the 2002 Annual Meeting. Ernst & Young LLP has indicated that it does not presently intend to make a statement at the 2002 Annual Meeting, but a member of the firm will be available to respond to appropriate questions.

THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE FOR RATIFICATION OF THE APPOINTMENT OF ERNST & YOUNG LLP AS INDEPENDENT AUDITORS.

STOCKHOLDER PROPOSALS

        No proposals have been submitted by stockholders for consideration at the Annual Meeting. Any proposal relating to a proper subject which an eligible stockholder of the Company may intend to present for action at the 2003 Annual Meeting of Stockholders of the Company must be received by the Secretary of the Company not later than the close of business on October 20, 2003, and not earlier than the close of business on September 19, 2003, to be considered for inclusion in the Company's proxy statement and form of proxy relating to that meeting. The Company anticipates that next year's annual meeting will take place on December 19, 2003.

OTHER MATTERS

        The Company does not know of any business other than that described herein which will be presented for consideration or action by the stockholders at the Annual Meeting. If, however, any other business shall properly come before the Annual Meeting, shares represented by Proxies will be voted in accordance with the best judgment of the persons named therein or their substitutes.

ANNUAL REPORT TO STOCKHOLDERS

        The Annual Report of the Company for the 2001 fiscal year is being mailed to stockholders together with this Proxy Statement.

        THE COMPANY WILL SEND TO STOCKHOLDERS UPON WRITTEN REQUEST, WITHOUT CHARGE, A COPY OF THE ANNUAL REPORT ON FORM 10-K (WITHOUT EXHIBITS) FOR THE YEAR ENDED DECEMBER 31, 2001 WHICH THE COMPANY HAS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. THE REQUEST MUST BE DIRECTED TO THE ATTENTION OF THE SECRETARY, AT THE ADDRESS OF THE COMPANY SET FORTH ON THE FIRST PAGE OF THIS PROXY STATEMENT.

By Order of the Board of Directors,

Christopher A. Riley Secretary
Chicago, Illinois December 2, 2002

PROXY

ANNUAL MEETING OF STOCKHOLDERS
STYLECLICK, INC.

The undersigned hereby appoints Michael Adler, with the power to appoint his substitute, as Proxy, with the powers the undersigned would possess if personally present, to vote, as designated below, all Class A Common Stock of the undersigned in Styleclick, Inc., (the "Company") at the Annual Meeting of Stockholders on December 20, 2002, or any adjournments thereof.

(Continued, and to be marked, dated and signed, on the other side)

This proxy, when properly executed, will be voted as directed herein by the undersigned stockholder. If no direction is indicated, then this proxy will be voted FOR the nominees listed in proposal one and FOR proposals 2 and 3.	Please mark your votes as indicated in this example	☒
1.	ELECTION OF DIRECTORS
	FOR all nominees listed below (except as marked to the contrary below)		WITHHELD AUTHORITY to vote for all nominees listed below
	☐		☐
	01	Michael Adler	02	David Ellen
	03	Joanne Hawkins	04	Daniel Marriott
	05	Fred Rubin	06	Leslie Saleson
	07	Hamilton South	08	John Tinker
(To withhold authority to vote for an individual, write that nominee's name on space provided below.)

		FOR	AGAINST	ABSTAIN
2.	THE PROPOSAL TO RATIFY THE APPOINTMENT OF ERNST & YOUNG LLP TO SERVE AS INDEPENDENT AUDITORS FOR THE COMPANY AND ITS SUBSIDIARIES FOR THE YEAR ENDING DECEMBER 31, 2002	☐	☐	☐
3.	SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE SAID MEETING AND ANY POSTPONEMENT OR ADJOURNMENT THEREOF	☐	☐	☐
THE UNDERSIGNED HEREBY ACKNOWLEDGES RECEIPT OF THIS PROXY OF STYLECLICK, INC. DATED NOVEMBER 29, 2002.
Date:	, 2002

(Signature)

(Signature, if jointly held)

Please sign exactly as name appears at left. If stock is jointly held each owner should sign. Executors, Administrators, Trustees, Guardians and Corporate Officers should indicate their fiduciary capacity of full title when signing.

        Please mark, sign, date and return this proxy card promptly, using the enclosed envelope.

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NOTICE OF 2002 ANNUAL MEETING OF STOCKHOLDERS
PROXY STATEMENT
VOTING SECURITIES AND PRINCIPAL STOCKHOLDERS
STYLECLICK CLASS A COMMON STOCK
STYLECLICK CLASS B COMMON STOCK
USA COMMON STOCK
USA CLASS B COMMON STOCK
DIRECTORS
MEETINGS OF THE BOARD OF DIRECTORS AND COMMITTEES
SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
EXECUTIVE OFFICERS
SUMMARY COMPENSATION TABLE
OPTION GRANTS
AGGREGATED OPTION EXERCISES AND YEAR-END OPTION VALUES
EMPLOYMENT CONTRACTS, TERMINATION OF EMPLOYMENT AND CHANGE-IN-CONTROL ARRANGEMENTS
COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION
REPORT OF THE COMPENSATION COMMITTEE OF THE BOARD OF DIRECTORS ON EXECUTIVE COMPENSATION
PERFORMANCE GRAPH
REPORT OF THE AUDIT COMMITTEE
FEES PAID TO OUR INDEPENDENT AUDITORS
CERTAIN TRANSACTIONS
COMPANY PROPOSALS
PROPOSAL 1 ELECTION OF DIRECTORS
PROPOSAL 2 APPOINTMENT OF INDEPENDENT AUDITORS
STOCKHOLDER PROPOSALS
OTHER MATTERS
ANNUAL REPORT TO STOCKHOLDERS
ANNUAL MEETING OF STOCKHOLDERS STYLECLICK, INC.